SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED OCTOBER 28, 2002
(To Prospectus dated October 28, 2002)


                                   CWMBS, INC.
                                    Depositor

                                   Countrywide
                                Home Loans, Inc.
                                     Seller

                       Countrywide Home Loans Servicing LP
                                 Master Servicer

                     CHL Mortgage Pass-Through Trust 2002-25
                                     Issuer

                                ---------------

The Class PO             The Class PO Certificates
Certificates
represent                o  This supplement relates to the offering of the Class
obligations of the          PO Certificates of the series referenced above. This
trust only and do           supplement does not contain complete information
not represent an            about the offering of the Class PO Certificates.
interest in or              Additional information is contained in the
obligation of CWMBS,        prospectus supplement dated October 28, 2002,
Inc., Countrywide           prepared in connection with the offering of the
Home Loans, Inc.,           offered certificates of the series referenced above
Countrywide Home            and in the prospectus of the depositor dated October
Loans Servicing LP,         28, 2002. You are urged to read this supplement, the
or any of their             prospectus supplement and the prospectus in full.
affiliates.
                         o  As of February 25, 2003, the class certificate
This supplement may         balance of the Class PO Certificates was
be used to offer and        approximately $4,755,036.
sell the offered
certificates only if     o  Exhibit 1 to this supplement is the monthly
accompanied by the          statement made available to holders of the Class PO
prospectus                  Certificates on the February 25, 2003 distribution
supplement and the          date.
prospectus.
                         o  This supplement also modifies the "Method of
                            Distribution" section on page S-84 of the prospectus supplement and the "Yield, Prepayment and Maturity
                            Considerations" section on page S-64 of the prospectus supplement as described on the next page.

Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to transactions in the Class PO certificates in which Countrywide Securities Corporation acts as placement agent. Sales will be made at prices related to the prevailing prices at the time of sale.

March 31, 2003

                             ADDITIONAL INFORMATION

         You should purchase the Class PO Certificates only if you have read this supplement and the following documents:

o the prospectus supplement, dated October 28, 2002 (the "Prospectus Supplement"), prepared in connection with the offering of the offered certificates of the series referenced above, which is attached to, and forms a part of this supplement; and

o the prospectus of the depositor, dated October 28, 2002, which is attached to, and forms a part of this supplement.

                           DESCRIPTION OF COLLATERAL

Reports to Certificateholders

         The monthly statement furnished to the Certificateholders on the February 25, 2003 Distribution Date (the "Certificate Date") is included herein as Exhibit 1.

                             METHOD OF DISTRIBUTION

         Pursuant to a Placement Agency Agreement, dated as of March 31, 2003, between Countrywide Securities Corporation and Countrywide Home Loans, Inc., Countrywide Securities Corporation has agreed, subject to the satisfaction of certain conditions, to sell the Class PO Certificates on a best efforts basis, and Countrywide Home Loans, Inc. has agreed to sell the Class PO Certificates through Countrywide Securities Corporation. Sales will be made at prices relating to the prevailing prices at the time of sale.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Sensitivity of the Class PO Certificates

         The information set forth in the following table has been prepared on the basis of the structuring assumptions contained in the Prospectus Supplement, that the Class PO Certificates have the class certificate balance described on the cover to this supplement, that the closing date for the purchase of the Class PO Certificates is March 31, 2003, and the assumption that the aggregate purchase price of the Class PO Certificates (expressed as a percentage of their Certificate Date Class Certificate Balance) is 75.0%.

          Sensitivity of the Principal Only Certificates to Prepayments
                          (Pre-tax Yields to Maturity)

                                   Percentage of the Prepayment Assumption
                              -------------------------------------------------
         Class                   0%     100%       300%        400%        500%
         -----                ------  ------     ------     -------     -------
         Class PO...........   4.7%     9.6%      18.1%       21.7%       25.0%

         It is unlikely that the Discount mortgage loans will have the precise characteristics described in this supplement or that the Discount mortgage loans will all prepay at the same rate until maturity or that all of the Discount mortgage loans will prepay at the same rate or time. As a result of these factors, the pre-tax yield on the Class PO Certificates is likely to differ from those shown in the table above, even if all of the Discount mortgage loans prepay at the indicated percentages of the Prepayment Assumption. No representation is made as to the actual rate of principal payments on the Discount mortgage loans for any period or over the life of the Class PO Certificates or as to the yield on the Class PO Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class PO Certificates.

                                    EXHIBIT 1

                                   [Attached]

 THE
BANK OF
 NEW
 YORK
101 Barclay Street                              Distribution Date:     2/25/03
New York, NY 10286
attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2002-25


                 Certificateholder Monthly Distribution Summary

---------------------------------------------------------------------------------------------------
                                                                          Pass
                         Class            Certificate      Beginning     Through    Principal
 Class      Cusip     Description          Rate Type         Balance      Rate (%) Distribution
---------------------------------------------------------------------------------------------------
 1-A-1    12669DHE1     Senior            Fix-30/360     151,791,705.09   6.000000   7,550,941.98
 1-A-2    12669DHF8     Senior            Fix-30/360     241,376,443.22   5.000000  12,007,372.32
 1-A-3    12669DHG6     Senior            Fix-30/360      35,070,061.60   5.500000   1,744,574.91
 1-A-4    12669DHH4     Senior            Fix-30/360      17,197,818.67   8.500000     855,512.70
 1-A-5    12669DHJ0     Senior            Var-30/360      84,820,412.45   1.902500   4,219,426.96
 1-A-6    12669DHK7     Senior            Var-30/360       1,546,358.49   1.902500      76,924.25
 1-A-7    12669DHL5    Strip IO           Var-30/360      86,366,770.94   6.597500              -
 1-A-8    12669DHM3    Strip IO           Fix-30/360      11,912,937.11   6.000000              -
 1-A-9    12669DHN1     Senior            Fix-30/360      19,878,732.98   5.500000      45,540.65
1-A-10    12669DHP6     Senior            Fix-30/360       1,081,256.18   5.000000     140,979.41
1-A-11    12669DHQ4     Senior            Fix-30/360      60,457,000.00   5.000000              -
1-A-12    12669DHR2     Senior            Fix-30/360      36,943,659.17   6.000000              -
1-A-13    12669DHS0     Senior            Fix-30/360         360,351.67   6.000000              -
1-A-14    12669DHT8     Senior            Fix-30/360      69,057,000.00   6.000000              -
1-A-15    12669DHU5     Senior            Fix-30/360       7,673,000.00   6.000000              -
  1-X     12669DHV3    Strip IO           Fix-30/360     549,932,750.59   0.269010              -
 2-A-1    12669DHX9     Senior            Fix-30/360     395,382,051.21   5.500000  19,854,329.09
  2X      12669DHW1    Strip IO           Fix-30/360     289,315,738.68   0.348246              -
  PO                                                       4,776,852.91   0.000000      21,816.91
  PO      12669DHY7    Strip PO           Fix-30/360       2,617,122.37   0.000000       6,002.41
  PO      12669DHY7    Strip PO           Fix-30/360       2,159,730.54   0.000000      15,814.50
  A-R     12669DHZ4     Senior            Fix-30/360                  -   6.000000              -
---------------------------------------------------------------------------------------------------
   M      12669DJA7     Junior            Fix-30/360      13,724,504.06   5.820655      25,481.50
  B-1     12669DJB5     Junior            Fix-30/360       4,773,805.42   5.820655       8,863.25
  B-2     12669DJC3     Junior            Fix-30/360       3,580,478.43   5.820655       6,647.67
  B-3     12669DJG4     Junior            Fix-30/360       1,790,239.21   5.820655       3,323.83
  B-4     12669DJH2     Junior            Fix-30/360       1,193,426.48   5.820655       2,215.77
  B-5     12669DJJ8     Junior            Fix-30/360       1,790,220.53   5.820655       3,323.80
---------------------------------------------------------------------------------------------------
Totals                                                 1,154,265,377.77             46,567,275.00
---------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------
                                          Current                      Cumulative
           Interest         Total         Realized        Ending         Realized
 Class   Distribution     Distribution     Losses         Balance         Losses
----------------------------------------------------------------------------------
 1-A-1      758,958.53   8,309,900.50          -        144,240,763.11      -
 1-A-2    1,005,735.18  13,013,107.50          -        229,369,070.90      -
 1-A-3      160,737.78   1,905,312.69          -         33,325,486.69      -
 1-A-4      121,817.88     977,330.58          -         16,342,305.97      -
 1-A-5      134,475.70   4,353,902.66          -         80,600,985.49      -
 1-A-6        2,451.62      79,375.87          -          1,469,434.23      -
 1-A-7      474,837.31     474,837.31          -         82,070,419.73      -
 1-A-8       59,564.69      59,564.69          -         11,885,645.49      -
 1-A-9       91,110.86     136,651.51          -         19,833,192.33      -
1-A-10        4,505.23     145,484.64          -            940,276.77      -
1-A-11      251,904.17     251,904.17          -         60,457,000.00      -
1-A-12               -              -          -         37,128,377.47      -
1-A-13               -              -          -            362,153.43      -
1-A-14      345,285.00     345,285.00          -         69,057,000.00      -
1-A-15       38,365.00      38,365.00          -          7,673,000.00      -
  1-X       123,281.19     123,281.19          -        525,671,951.42      -
 2-A-1    1,812,167.73  21,666,496.82          -        375,527,722.13      -
  2X         83,960.82      83,960.82          -        271,197,292.29      -
  PO                 -      21,816.91          -          4,755,036.01      -
  PO                 -       6,002.41          -          2,611,119.97      -
  PO                 -      15,814.50          -          2,143,916.04      -
  A-R                -              -          -                     -      -
------------------------------------------------------------------------------
   M         66,571.33      92,052.83          -         13,699,022.56      -
  B-1        23,155.56      32,018.81          -          4,764,942.17      -
  B-2        17,367.27      24,014.94          -          3,573,830.76      -
  B-3         8,683.64      12,007.47          -          1,786,915.38      -
  B-4         5,788.77       8,004.54          -          1,191,210.72      -
  B-5         8,683.55      12,007.35          -          1,786,896.73      -
------------------------------------------------------------------------------
Totals    5,599,408.81  52,166,683.80          -      1,107,884,622.85      -
------------------------------------------------------------------------------


                         Principal Distribution Detail

-------------------------------------------------------------------------------------------------------
                          Original        Beginning        Scheduled                     Unscheduled
                         Certificate     Certificate       Principal       Accretion       Principal
 Class      Cusip          Balance          Balance       Distribution     Principal     Adjustments
-------------------------------------------------------------------------------------------------------
 1-A-1    12669DHE1     157,548,000.00    151,791,705.09  7,550,941.98                -         -
 1-A-2    12669DHF8     250,530,000.00    241,376,443.22 12,007,372.32                -         -
 1-A-3    12669DHG6      36,400,000.00     35,070,061.60  1,744,574.91                -         -
 1-A-4    12669DHH4      17,850,000.00     17,197,818.67    855,512.70                -         -
 1-A-5    12669DHJ0      88,037,000.00     84,820,412.45  4,219,426.96                -         -
 1-A-6    12669DHK7       1,605,000.00      1,546,358.49     76,924.25                -         -
 1-A-7    12669DHL5      89,642,000.00     86,366,770.94             -                -         -
 1-A-8    12669DHM3      11,994,000.00     11,912,937.11             -                -         -
 1-A-9    12669DHN1      20,014,000.00     19,878,732.98     45,540.65                -         -
1-A-10    12669DHP6       1,500,000.00      1,081,256.18    140,979.41                -         -
1-A-11    12669DHQ4      60,457,000.00     60,457,000.00             -                -         -
1-A-12    12669DHR2      36,395,000.00     36,943,659.17             -       184,718.30         -
1-A-13    12669DHS0         355,000.00        360,351.67             -         1,801.76         -
1-A-14    12669DHT8      69,057,000.00     69,057,000.00             -                -         -
1-A-15    12669DHU5       7,673,000.00      7,673,000.00             -                -         -
  1-X     12669DHV3     570,123,785.00    549,932,750.59             -                -         -
 2-A-1    12669DHX9     420,345,000.00    395,382,051.21 19,854,329.09                -         -
  2X      12669DHW1     336,912,524.00    289,315,738.68             -                -         -
  PO                      4,836,940.00      4,776,852.91     21,816.91                -         -
  PO      12669DHY7       2,641,399.00      2,617,122.37      6,002.41                -         -
  PO      12669DHY7       2,195,541.00      2,159,730.54     15,814.50                -         -
  A-R     12669DHZ4             100.00                 -             -                -         -
-------------------------------------------------------------------------------------------------------
   M      12669DJA7      13,795,500.00     13,724,504.06     25,481.50                -         -
  B-1     12669DJB5       4,798,500.00      4,773,805.42      8,863.25                -         -
  B-2     12669DJC3       3,599,000.00      3,580,478.43      6,647.67                -         -
  B-3     12669DJG4       1,799,500.00      1,790,239.21      3,323.83                -         -
  B-4     12669DJH2       1,199,600.00      1,193,426.48      2,215.77                -         -
  B-5     12669DJJ8       1,799,481.20      1,790,220.53      3,323.80                -         -
-------------------------------------------------------------------------------------------------------
Totals                1,199,594,621.20  1,154,265,377.77 46,567,275.00       186,520.05         -
-------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------
                 Net         Current       Ending               Ending
              Principal     Realized     Certificate           Certificate
 Class      Distribution     Losses        Balance                Factor
------------------------------------------------------------------------------
 1-A-1        7,550,941.98      -        144,240,763.11      0.91553534867
 1-A-2       12,007,372.32      -        229,369,070.90      0.91553534867
 1-A-3        1,744,574.91      -         33,325,486.69      0.91553534867
 1-A-4          855,512.70      -         16,342,305.97      0.91553534867
 1-A-5        4,219,426.96      -         80,600,985.49      0.91553534867
 1-A-6           76,924.25      -          1,469,434.23      0.91553534867
 1-A-7                   -      -         82,070,419.73      0.91553534867
 1-A-8                   -      -         11,885,645.49      0.99096594042
 1-A-9           45,540.65      -         19,833,192.33      0.99096594042
1-A-10          140,979.41      -            940,276.77      0.62685118033
1-A-11                   -      -         60,457,000.00      1.00000000000
1-A-12                   -      -         37,128,377.47      1.02015050063
1-A-13                   -      -            362,153.43      1.02015050063
1-A-14                   -      -         69,057,000.00      1.00000000000
1-A-15                   -      -          7,673,000.00      1.00000000000
  1-X                    -      -        525,671,951.42      0.92203125926
 2-A-1       19,854,329.09      -        375,527,722.13      0.89337977644
  2X                     -      -        271,197,292.29      0.80494868244
  PO             21,816.91      -          4,755,036.01      0.98306698243
  PO              6,002.41      -          2,611,119.97      0.98853674350
  PO             15,814.50      -          2,143,916.04      0.97648645179
  A-R                    -      -                     -      0.00000000000
---------------------------------------------------------------------------
   M             25,481.50      -         13,699,022.56      0.99300660053
  B-1             8,863.25      -          4,764,942.17      0.99300660053
  B-2             6,647.67      -          3,573,830.76      0.99300660053
  B-3             3,323.83      -          1,786,915.38      0.99300660053
  B-4             2,215.77      -          1,191,210.72      0.99300660053
  B-5             3,323.80      -          1,786,896.73      0.99300661177
---------------------------------------------------------------------------
Totals       46,567,275.00      -      1,107,884,622.85
---------------------------------------------------------------------------


                          Interest Distribution Detail

---------------------------------------------------------------------------------------------------------------------------------
           Beginning        Pass        Accrued   Cumulative  Deferred        Total         Net       Unscheduled
          Certificate       Through     Optimal     Unpaid     Interest      Interest     Prepayment   Interest        Interest
 Class      Balance         Rate (%)    Interest   Interest    Interest       Due       Int Shortfall Adjustment        Paid
---------------------------------------------------------------------------------------------------------------------------------
 1-A-1   151,791,705.09    6.000000    758,958.53     -                -    758,958.53          -            -        758,958.53
 1-A-2   241,376,443.22    5.000000  1,005,735.18     -                -  1,005,735.18          -            -      1,005,735.18
 1-A-3    35,070,061.60    5.500000    160,737.78     -                -    160,737.78          -            -        160,737.78
 1-A-4    17,197,818.67    8.500000    121,817.88     -                -    121,817.88          -            -        121,817.88
 1-A-5    84,820,412.45    1.902500    134,475.70     -                -    134,475.70          -            -        134,475.70
 1-A-6     1,546,358.49    1.902500      2,451.62     -                -      2,451.62          -            -          2,451.62
 1-A-7    86,366,770.94    6.597500    474,837.31     -                -    474,837.31          -            -        474,837.31
 1-A-8    11,912,937.11    6.000000     59,564.69     -                -     59,564.69          -            -         59,564.69
 1-A-9    19,878,732.98    5.500000     91,110.86     -                -     91,110.86          -            -         91,110.86
1-A-10     1,081,256.18    5.000000      4,505.23     -                -      4,505.23          -            -          4,505.23
1-A-11    60,457,000.00    5.000000    251,904.17     -                -    251,904.17          -            -        251,904.17
1-A-12    36,943,659.17    6.000000             -     -       184,718.30    184,718.30          -            -                 -
1-A-13       360,351.67    6.000000             -     -         1,801.76      1,801.76          -            -                 -
1-A-14    69,057,000.00    6.000000    345,285.00     -                -    345,285.00          -            -        345,285.00
1-A-15     7,673,000.00    6.000000     38,365.00     -                -     38,365.00          -            -         38,365.00
  1-X    549,932,750.59    0.269010    123,281.19     -                -    123,281.19          -            -        123,281.19
 2-A-1   395,382,051.21    5.500000  1,812,167.73     -                -  1,812,167.73          -            -      1,812,167.73
  2X     289,315,738.68    0.348246     83,960.82     -                -     83,960.82          -            -         83,960.82
  PO       4,776,852.91    0.000000             -     -                -             -          -            -                 -
  PO       2,617,122.37    0.000000             -     -                -             -          -            -                 -
  PO       2,159,730.54    0.000000             -     -                -             -          -            -                 -
  A-R                 -    6.000000             -     -                -             -          -            -                 -
---------------------------------------------------------------------------------------------------------------------------------
   M      13,724,504.06    5.820655     66,571.33     -                -     66,571.33          -            -         66,571.33
  B-1      4,773,805.42    5.820655     23,155.56     -                -     23,155.56          -            -         23,155.56
  B-2      3,580,478.43    5.820655     17,367.27     -                -     17,367.27          -            -         17,367.27
  B-3      1,790,239.21    5.820655      8,683.64     -                -      8,683.64          -            -          8,683.64
  B-4      1,193,426.48    5.820655      5,788.77     -                -      5,788.77          -            -          5,788.77
  B-5      1,790,220.53    5.820655      8,683.55     -                -      8,683.55          -            -          8,683.55
---------------------------------------------------------------------------------------------------------------------------------
Totals 1,154,265,377.77              5,599,408.81     -       186,520.06  5,785,928.87          -            -      5,599,408.81
---------------------------------------------------------------------------------------------------------------------------------


                           Current Payment Information
                               Factors per $1,000

----------------------------------------------------------------------------------------------------------------------
                           Original       Beginning Cert.                                   Ending Cert.       Pass
                          Certificate       Notional           Principal      Interest       Notional         Through
Class        Cusip         Balance          Balance           Distribution   Distribution     Balance         Rate (%)
-----------------------------------------------------------------------------------------------------------------------
1-A-1      12669DHE1     157,548,000.00   963.463230825      47.927882153     4.817316154    915.535348672    6.000000
1-A-2      12669DHF8     250,530,000.00   963.463230825      47.927882153     4.014430128    915.535348672    5.000000
1-A-3      12669DHG6      36,400,000.00   963.463230825      47.927882153     4.415873141    915.535348672    5.500000
1-A-4      12669DHH4      17,850,000.00   963.463230812      47.927882153     6.824531218    915.535348672    8.500000
1-A-5      12669DHJ0      88,037,000.00   963.463230825      47.927882153     1.527490664    915.535348672    1.902500
1-A-6      12669DHK7       1,605,000.00   963.463230825      47.927882153     1.527490664    915.535348672    1.902500
1-A-7      12669DHL5      89,642,000.00   963.463230825       0.000000000     5.297040554    915.535348672    6.597500
1-A-8      12669DHM3      11,994,000.00   993.241379954       0.000000000     4.966206900    990.965940418    6.000000
1-A-9      12669DHN1      20,014,000.00   993.241379955       2.275439536     4.552356325    990.965940418    5.500000
1-A-10     12669DHP6       1,500,000.00   720.837451894      93.986271561     3.003489383    626.851180332    5.000000
1-A-11     12669DHQ4      60,457,000.00  1000.000000000       0.000000000     4.166666667   1000.000000000    5.000000
1-A-12     12669DHR2      36,395,000.00  1015.075125000       0.000000000     0.000000000   1020.150500625    6.000000
1-A-13     12669DHS0         355,000.00  1015.075125000       0.000000000     0.000000000   1020.150500625    6.000000
1-A-14     12669DHT8      69,057,000.00  1000.000000000       0.000000000     5.000000000   1000.000000000    6.000000
1-A-15     12669DHU5       7,673,000.00  1000.000000000       0.000000000     5.000000000   1000.000000000    6.000000
 1-X       12669DHV3     570,123,785.00   964.584823610       0.000000000     0.216235828    922.031259264    0.269010
2-A-1      12669DHX9     420,345,000.00   940.613189674      47.233413237     4.311143786    893.379776438    5.500000
  2X       12669DHW1     336,912,524.00   858.726577585       0.000000000     0.249206583    804.948682436    0.348246
  PO                       4,836,940.00   987.577458062       4.510477699     0.000000000    983.066982431    0.000000
  PO       12669DHY7       2,641,399.00   990.809177608       2.272434105     0.000000000    988.536743503    0.000000
  PO       12669DHY7       2,195,541.00   983.689459203       7.203007414     0.000000000    976.486451789    0.000000
 A-R       12669DHZ4             100.00     0.000000000       0.000000000     0.000000000      0.000000000    6.000000
-----------------------------------------------------------------------------------------------------------------------
  M        12669DJA7      13,795,500.00   994.853688599       1.847088074     4.825583001    993.006600525    5.820655
 B-1       12669DJB5       4,798,500.00   994.853688599       1.847088074     4.825583001    993.006600525    5.820655
 B-2       12669DJC3       3,599,000.00   994.853688599       1.847088074     4.825583001    993.006600525    5.820655
 B-3       12669DJG4       1,799,500.00   994.853688599       1.847088074     4.825583001    993.006600525    5.820655
 B-4       12669DJH2       1,199,600.00   994.853688599       1.847088074     4.825583001    993.006600525    5.820655
 B-5       12669DJJ8       1,799,481.20   994.853699863       1.847088095     4.825583056    993.006611768    5.820655
-----------------------------------------------------------------------------------------------------------------------
Totals                 1,199,594,621.20   962.212865389      38.819176226     4.667750848    923.549175089
-----------------------------------------------------------------------------------------------------------------------

 THE
BANK OF
 NEW
 YORK
101 Barclay Street
New York, NY 10286
attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2002-25


Pool Level Data
Distribution Date                                                                                                    2/25/2003
Cut-off Date                                                                                                         10/1/2002
Determination Date                                                                                                    2/1/2003
Accrual Period 30/360                         Begin                                                                   1/1/2003
                                              End                                                                     2/1/2003
Number of Days in 30/360 Accrual Period                                                                                     30


---------------------------------------------------------
      Collateral Information
---------------------------------------------------------
Group 1
Cut-Off Date Balance                                                                                            767,327,434.00

Beginning Aggregate Pool Stated Principal Balance                                                               747,091,775.13
Ending Aggregate Pool Stated Principal Balance                                                                  720,614,747.79

Beginning Aggregate Certificate Stated Principal Balance                                                      1,154,265,377.78
Ending Aggregate Certificate Stated Principal Balance                                                         1,107,884,622.85

Beginning Aggregate Loan Count                                                                                            1660
Loans Paid Off or Otherwise Removed Pursuant
  to Pooling and Servicing Agreement                                                                                        49
Ending Aggregate Loan Count                                                                                               1611

Beginning Weighted Average Loan Rate (WAC)                                                                           6.439384%
Ending Weighted Average Loan Rate (WAC)                                                                              6.435350%

Beginning Net Weighted Average Loan Rate                                                                             6.176999%
Ending Net Weighted Average Loan Rate                                                                                6.172843%

Weighted Average Maturity (WAM) (Months)                                                                                   356

Servicer Advances                                                                                                    28,168.05

Aggregate Pool Prepayment                                                                                        25,770,824.22
Pool Prepayment Rate                                                                                               34.4038 CPR


Group 2
Cut-Off Date Balance                                                                                            432,267,188.00

Beginning Aggregate Pool Stated Principal Balance                                                               407,173,603.42
Ending Aggregate Pool Stated Principal Balance                                                                  387,269,875.83

Beginning Aggregate Certificate Stated Principal Balance                                                      1,154,265,377.78
Ending Aggregate Certificate Stated Principal Balance                                                         1,107,884,622.85

Beginning Aggregate Loan Count                                                                                             884
Loans Paid Off or Otherwise Removed Pursuant
  to Pooling and Servicing Agreement                                                                                        36
Ending Aggregate Loan Count                                                                                                848

Beginning Weighted Average Loan Rate (WAC)                                                                           5.977272%
Ending Weighted Average Loan Rate (WAC)                                                                              5.969906%

Beginning Net Weighted Average Loan Rate                                                                             5.718272%
Ending Net Weighted Average Loan Rate                                                                                5.710906%

Weighted Average Maturity (WAM) (Months)                                                                                   356

Servicer Advances                                                                                                    62,764.59

Aggregate Pool Prepayment                                                                                        18,483,433.40
Pool Prepayment Rate                                                                                               42.8495 CPR



----------------------------------------------------------
             Certificate Information
----------------------------------------------------------
Group 1
Senior Percentage                                                                                               97.6868450148%
Senior Prepayment Percentage                                                                                   100.0000000000%

Subordinate Percentage                                                                                           2.3131549852%
Subordinate Prepayment Percentage                                                                                0.0000000000%

Group 2
Senior Percentage                                                                                               97.6218539079%
Senior Prepayment Percentage                                                                                   100.0000000000%

Subordinate Percentage                                                                                           2.3781460921%
Subordinate Prepayment Percentage                                                                                0.0000000000%

Certificate Account

Beginning Balance                                                                                                            -

Deposit
Payments of Interest and Principal                                                                               52,396,970.71
Liquidation Proceeds                                                                                                         -
All Other Proceeds                                                                                                           -
Other Amounts                                                                                                                -
Total Deposits                                                                                                   52,396,970.71

Withdrawals
Reimbursement of Servicer Advances                                                                                           -
Payment of Master Servicer Fees                                                                                     230,286.90
Payment of Sub Servicer Fees                                                                                          2,107.13
Payment of Other Fees                                                                                                        -
Payment of Insurance Premium(s)                                                                                              -
Payment of Personal Mortgage Insurance                                                                                       -
Other Permitted Withdrawal per the
  Pooling and Service Agreement                                                                                              -
Payment of Principal and Interest                                                                                52,166,683.81
Total Withdrawals                                                                                                52,399,077.84

Ending Balance                                                                                                       (2,107.13)

Prepayment Compensation
Total Gross Prepayment Interest Shortfall                                                                            12,292.18
Compensation for Gross PPIS from Servicing Fees                                                                      12,292.18
Other Gross PPIS Compensation                                                                                                -
Total Net PPIS (Non-Supported PPIS)                                                                                          -

Master Servicing Fees Paid                                                                                          230,286.90
Insurance Premium(s) Paid                                                                                                    -
Personal Mortgage Insurance Fees Paid                                                                                        -
Other Fees Paid                                                                                                              -
Total Fees                                                                                                          230,286.90


-------------------------------------------------
     Delinquency Information
-------------------------------------------------

Group 1

Delinquency                                                  30-59 Days     60-89 Days           90+ Days               Totals
Scheduled Principal Balance                                4,488,820.66              -                  -         4,488,820.66
Percentage of Total Pool Balance                              0.622915%      0.000000%          0.000000%            0.622915%
Number of Loans                                                       8              0                  0                    8
Percentage of Total Loans                                     0.496586%      0.000000%          0.000000%            0.496586%

Foreclosure
Scheduled Principal Balance                                                                                                  -
Percentage of Total Pool Balance                                                                                     0.000000%
Number of Loans                                                                                                              0
Percentage of Total Loans                                                                                            0.000000%

REO
Scheduled Principal Balance                                                                                                  -
Percentage of Total Pool Balance                                                                                     0.000000%
Number of Loans                                                                                                              0
Percentage of Total Loans                                                                                            0.000000%

Book Value of all REO Loans                                                                                                  -
Percentage of Total Pool Balance                                                                                     0.000000%

Current Realized Losses                                                                                                      -
Additional Gains (Recoveries)/Losses                                                                                         -
Total Realized Losses                                                                                                        -

Group 2

Delinquency                                                  30-59 Days     60-89 Days           90+ Days               Totals
Scheduled Principal Balance                                5,256,358.73   2,016,051.64                  -         7,272,410.37
Percentage of Total Pool Balance                              1.357286%      0.520581%          0.000000%            1.877866%
Number of Loans                                                      10              3                  0                   13
Percentage of Total Loans                                     1.179245%      0.353774%          0.000000%            1.533019%

Foreclosure
Scheduled Principal Balance                                                                                                  -
Percentage of Total Pool Balance                                                                                     0.000000%
Number of Loans                                                                                                              0
Percentage of Total Loans                                                                                            0.000000%

REO
Scheduled Principal Balance                                                                                                  -
Percentage of Total Pool Balance                                                                                     0.000000%
Number of Loans                                                                                                              0
Percentage of Total Loans                                                                                            0.000000%

Book Value of all REO Loans                                                                                                  -
Percentage of Total Pool Balance                                                                                     0.000000%

Current Realized Losses                                                                                                      -
Additional Gains (Recoveries)/Losses                                                                                         -
Total Realized Losses                                                                                                        -


----------------------------------------------
Subordination/Credit Enhancement Information
----------------------------------------------

Protection                                                                                       Original              Current
Bankruptcy Loss                                                                                145,000.00                    -
Bankruptcy Percentage                                                                           0.012087%            0.000000%
Credit/Fraud Loss                                                                           11,995,946.00        11,995,946.00
Credit/Fraud Loss Percentage                                                                    1.000000%            1.082779%
Special Hazard Loss                                                                         11,995,946.00        11,542,653.79
Special Hazard Loss Percentage                                                                  1.000000%            1.041864%

Credit Support                                                                                   Original              Current
Class A                                                                                  1,172,603,040.00     1,081,081,804.54
Class A Percentage                                                                             97.749941%           97.580721%

Class M                                                                                     13,795,500.00        13,699,022.56
Class M Percentage                                                                              1.150013%            1.236503%

Class B-1                                                                                    4,798,500.00         4,764,942.17
Class B-1 Percentage                                                                            0.400010%            0.430094%

Class B-2                                                                                    3,599,000.00         3,573,830.76
Class B-2 Percentage                                                                            0.300018%            0.322581%

Class B-3                                                                                    1,799,500.00         1,786,915.38
Class B-3 Percentage                                                                            0.150009%            0.161291%

Class B-4                                                                                    1,199,600.00         1,191,210.72
Class B-4 Percentage                                                                            0.100000%            0.107521%

Class B-5                                                                                    1,799,481.20         1,786,896.73
Class B-5 Percentage                                                                            0.150007%            0.161289%